UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2024

OWENS & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 24, 2024, Owens & Minor, Inc. (the “Company”) announced the following changes to its executive leadership team structure:

Appointment of Jonathan A. Leon as Interim Chief Financial Officer

Jonathan A. Leon, the Company’s Senior Vice President, Corporate Treasurer, has been appointed as interim Chief Financial Officer effective June 21, 2024. Mr. Leon, age 58, joined the Company in January of 2017 where he has served as the Company’s Senior Vice President, Corporate Treasurer, responsible for global treasury, corporate development, taxation, and investor relations. Prior to joining the Company, from 2008 to 2017, Mr. Leon worked for the Brinks Company, a provider of cash and valuables management, digital retail solutions, and ATM managed services, where he served as Treasurer. Mr. Leon received his bachelor’s degree in finance from the University of Connecticut.

As consideration for his role as Interim Chief Financial Officer and in addition to his current compensation, Mr. Leon will receive a one-time equity award in the form of time-based vesting restricted stock units with a grant date fair value of $250,000.

Except for the arrangements described in this Current Report on Form 8-K, Mr. Leon is not a party to any transaction, and there is no currently proposed transaction with Mr. Leon, that is required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Leon and any of the Company’s directors or executive officers. Mr. Leon is not a party to any arrangement or understanding regarding his selection as an officer.

Departure of Alexander J. Bruni as Executive Vice President & Chief Financial Officer

Alexander J. Bruni, the Company’s Executive Vice President & Chief Financial Officer, has, at the request of the Company, resigned from his position as an officer of the Company, effective June 21, 2024. Mr. Bruni, age 47, joined the Company in April 2020 and has served as the Company’s Chief Financial Officer since October 2022. Mr. Bruni will remain with the Company until September 5, 2024 (the “Separation Date”) to support a transition of his leadership duties and, thereafter, will depart to pursue opportunities outside of the Company.

The Company and Mr. Bruni entered into an executive transition and general release agreement dated June 21, 2024 (the “Transition Agreement”), pursuant to which the Company will pay Mr. Bruni the payments and benefits provided under the Company’s Officer Severance Policy upon a “Severance Event”, which include (i) a lump-sum payment equal to 1.5 times the sum of his current base salary of $525,000 plus his average actual bonus paid for 2021, 2022 and 2023, (ii) a lump-sum payment of $25,000 to cover 18 months of the employer portion of COBRA health benefit premiums, and (iii) reimbursement for expenses incurred (a) during the 6-month period following the Separation Date in procuring outplacement services, in an amount not to exceed $10,000 and (b) during the 18-month period following the Separation Date, prior to the commencement of alternate employment, for tax preparation and financial counseling services, in an amount not to exceed $5,250. Under the Transition Agreement, Mr. Bruni has provided customary broad form releases, as well as confidentiality, non-disparagement, noncompetition and non-solicitation restrictive covenants to the Company in connection with his separation.

Additionally, pursuant to the terms of the applicable Restricted Stock Unit Agreements, a pro-rata portion of the outstanding but unvested restricted stock units granted to Mr. Bruni under the Company’s 2018 Stock Incentive Plan will vest as of the Separation Date.

The foregoing description of the Transition Agreement is only a summary and is qualified in its entirety by the full text of the Transition Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024

OWENS & MINOR, INC.

By:	/s/ Heath H. Galloway
Name:	Heath H. Galloway
Title:	Executive Vice President, General Counsel and Corporate Secretary